Exhibit 99.2

J.B. Hunt Transport, Inc. 615 J.B. Hunt Corporate Drive Lowell, Arkansas 72745	Contact:	David G. Mee EVP, Finance/Administration and Chief Financial Officer (479) 820-8363

FOR IMMEDIATE RELEASE

J. B. HUNT TRANSPORT SERVICES, INC. ANNOUNCES NEW $500 MILLION SHARE

REPURCHASE AUTHORIZATION

LOWELL, Ark., October 22, 2015 - J.B. Hunt Transport Services, Inc. (NASDAQ:JBHT) announced today that its Board of Directors adopted a new share repurchase program authorizing the repurchase of an additional $500 million of the Company’s common stock. The specific timing and amount of the repurchase will vary based on market conditions, cash flows, securities law limitations and other factors. The repurchase program may be suspended, extended or discontinued at any time without prior notice.

About J.B. Hunt

J.B. Hunt Transport focuses on providing safe and reliable transportation services to a diverse group of customers throughout the continental United States, Canada and Mexico. Utilizing an integrated, multimodal approach, the company provides capacity-oriented solutions centered on delivering customer value and industry-leading service.

J.B. Hunt Transport Services, Inc. stock trades on NASDAQ under the ticker symbol JBHT and is a component of the Dow Jones Transportation Average. J.B. Hunt Transport, Inc. is a wholly owned subsidiary of JBHT. For more information, visit www.jbhunt.com.